                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated April 30, 2004, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a New York life insurance company ("First GWL&A"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and as the principal underwriter of the Contracts ("UNDERWRITER"), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. and all references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS                     FORM NUMBERS
---------                     ------------
Charles Schwab & Co., Inc.    J434 NX
Schwab Variable Annuity

COLI VUL - 2 Series Account   J355NY
COLI VUL - 4 Series Account   J500NY
COLI VUL - 1 Series Account   PPVUL - NY


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

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: December 23, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John M. Zerr
Title: Assistant Secretary              Title: Senior Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest:  /s/ Peter Davidson             By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        FIRST GREAT-WEST LIFE & ANNUITY
                                        INSURANCE COMPANY


Attest:  /s/ Sharon Johnson             By: /s/ Ron Laeyendecker
        -----------------------------       ------------------------------------
Name: Sharon Johnson                    Name: Ron Laeyendecker
Title: Business Support Admin           Title: Senior Vice President


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